UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2010 (November 23, 2010)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-07775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Summary

On November 21, 2010, pursuant to its Committee Charter, the Compensation Committee of the Board of Directors of Massey Energy Company (the “Company”) conducted its annual review of the Company’s non-employee director compensation. The Massey Energy Company Non-Employee Director Compensation Summary, as amended and restated effective as of November 9, 2009, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 16, 2009 and summarizes the compensation payable to the non-employee directors. The Compensation Committee recommended to the Governance and Nominating Committee that there be no changes to the compensation payable to non-employee directors, which the Governance and Nominating Committee recommended to the Board of Directors. The Board of Directors determined to make no change to The Massey Energy Company Non-Employee Director Compensation Summary.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Salary Changes of Named Executive Officers

In conjunction with its review of the 2011 LTI Program (discussed below), the Compensation Committee conducted its annual salary review of the executive officers (A) who were named in the Company’s 2010 Proxy Statement (the “Named Executive Officers”), other than (i) Don L. Blankenship whose annual salary is set forth in a letter agreement between the Company and Mr. Blankenship dated December 30, 2009, (ii) Baxter F. Phillips, Jr. whose salary is set forth in an Employment and Change in Control Agreement between the Company and Mr. Phillips dated November 10, 2008 and (iii) John Christopher Adkins whose salary is set forth in a Retention and Employment Agreement between the Company and Mr. Adkins, effective as of November 10, 2010, and (B) other key employees. On November 23, 2010, the Board of Directors approved the following annual salary increase recommendations of the Compensation Committee: Mr. Phillips’ annual salary was increased to $650,000, Michael K. Snelling’s annual salary was increased to $330,000, and Eric B. Tolbert’s annual salary was increased to $216,000.

2011 Bonus Program

On November 21, 2010, the Compensation Committee of the Company’s Board of Directors approved, and on November 23, 2010 the Board of Directors ratified, the terms of the 2011 Bonus Program (the “2011 Bonus Program”). The 2011 Bonus Program provides a cash target award to key employees of the Company and the Named Executive Officers, with the exception of Messrs. Blankenship, Phillips and Adkins whose annual bonuses are set forth in their employment agreements.

The cash target awards are based on Company performance, individual performance, and for selected participants, performance goals specifically tailored to a participant’s job function and oversight responsibilities. For participants without specifically tailored performance goals, 75% of the cash target award is based on the achievement of certain levels of earnings before interest and taxes (“EBIT”) for fiscal year 2010 and 25% of the cash target award is based on the discretion of the Compensation Committee. For participants with specific performance goals, 50% of the cash target award is tied to specific performance criteria set by the Compensation Committee, 25% is tied to the achievement of certain levels of EBIT set by the Compensation Committee, and 25% is based on the discretion of the Compensation Committee. Depending on whether the Company performance targets and, for those with specifically tailored performance goals, specific performance criteria targets, are met, or to what degree the targets are exceeded, and depending on whether the Compensation Committee makes a discretionary award to a participant, a participant may not receive a cash award at all or may receive up to a maximum of two times his or her cash target award.

The criteria selected for specific performance goals under the 2011 Bonus Program for the named executive officers may include safety performance, reduction of mine violations, reduction of environmental notice of violations and discharge monitoring exceedances, earnings after tax, average per ton realization, produced tons sold, tons shipped and fulfillment of sales commitments, cash cost per ton, cash margin per ton, productivity (in terms of tons per manhour), productivity of continuous miners and highwall miners (in terms of feet per shift), productivity of longwalls (in terms of feet of retreat per longwall per day), surface mining productivity (in terms of produced tons released and tons per man hour) containment of labor costs (in terms of total manhours worked), member retention and achievement of diversity goals. The criteria selected for specific performance goals under the 2011 Bonus Program shall be set before the end of 2010. The Compensation Committee shall set low, mid and high targets for each of the foregoing criteria. Each of the Named Executive Officers shall be provided with specific performance goals once they have been set.

The cash bonus target awards approved for the Named Executive Officers for 2011, other than Mr. Blankenship, whose annual bonus is set forth in the Letter Agreement, are as follows:

Name	Target Bonus Award ($)
Baxter F. Phillips, Jr.	650,000
John Christopher Adkins	500,000
Michael K. Snelling	210,000
Eric B. Tolbert	60,000

2011 Long Term Incentive Award Program

On November 21, 2010, the Compensation Committee of the Company’s Board of Directors approved, and on November 23, 2010, the Board of Directors ratified, the terms and conditions of the Company’s 2011 Long Term Incentive Award Program (the “2011 LTI Program”) and the participants included in such program. The 2011 LTI Program grants varying amounts of stock options, restricted stock, restricted units and cash incentive awards to the Named Executive Officers and other key employees of the Company. Stock options, restricted stock, restricted units and cash incentive awards are granted under the Company’s 2006 Stock and Incentive Compensation Plan, as amended from time to time (the “2006 Plan”).

Pursuant to the terms of the 2011 LTI Program, one-third of the grant of stock options shall vest and become exercisable annually on each November 23rd beginning in 2011. Any unvested amounts shall vest and become immediately exercisable upon (i) termination by reason of retirement, death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause (as defined in the form of stock option agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan). A form of stock option agreement for the Named Executive Officers is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 5.02.

One-third of the grants of restricted stock shall vest and become free of restrictions annually on each November 23rd beginning in 2011. One-third of the grants of restricted units shall vest and become payable in cash annually on each November 23rd beginning in 2011. Any unvested amounts of restricted stock and restricted units shall vest and become immediately transferable upon (i) termination by reason of death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause (as defined in the form of restricted stock agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan). A form of restricted stock agreement and a form of restricted stock unit agreement for the Named Executive Officers are attached hereto as Exhibits 10.2 and 10.3, respectively, and are hereby incorporated into this Item 5.02.

The grants of cash incentive awards shall be paid on or about March 15, 2014 if certain performance targets are met for fiscal years 2011, 2012 and 2013 (the “Earnout Period”), based on earnings before taxes (EBT) or earnings before interest, taxes, depreciation and amortization (EBITDA), depending upon the category in which an executive officer is placed. The cash incentive awards for all of the Named Executive Officers, except for Mr. Phillips, as well as for certain other executive officers are based upon EBT and the cash incentive awards for all other recipients are based upon EBITDA. In lieu of being granted a cash incentive award if certain performance targets are met, Mr. Phillips was awarded the value of his cash incentive award target in restricted stock and restricted units. A form of cash incentive award agreement based upon EBT and a form of cash incentive award agreement based upon EBITDA are attached hereto as Exhibits 10.4 and 10.5, respectively, and are hereby incorporated into this Item 5.02. The target amounts shall be payable if the participant’s employment is terminated without Cause (as defined in the cash incentive award agreements) on or after November 23, 2010 through the Earnout Period by the Company or an affiliate of the Company within two years after a Change in Control of the Company (as defined in the

2006 Plan) that occurs on or after November 23, 2010 through the Earnout Period. If a participant’s employment is terminated during the Earnout Period as a result of death or permanent and total disability, then the participant will be entitled to a pro rata portion of the incentive cash award which ultimately becomes payable based upon the period of the participant’s employment during the Earnout Period. The Compensation Committee will determine whether the financial targets have been achieved for such period.

Executives’ Supplemental Benefit Plan

On November 23, 2010, upon recommendation of the Compensation Committee, the A.T. Massey Coal Company, Inc. Supplemental Benefit Plan was amended (the “Amendment” and as amended and restated, the “Plan”). The Amendment provides vesting for certain participants upon termination by the Company without “cause” (as defined in the Amendment) within two years after a change in control. In addition, the Amendment provides for the enhanced benefits to Mr. John Christopher Adkins which were set forth in his Retention and Employment Agreement. The Amendment is attached hereto as Exhibit 10.6 and is hereby incorporated into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.2	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.3	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.4	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of cash incentive award agreement based on earnings before interest, taxes, depreciation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.6	Amendment to the A.T. Massey Coal Company, Inc. Supplemental Benefit Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 30, 2010	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.2	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.3	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.4	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of cash incentive award agreement based on earnings before interest, taxes, depreciation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.6	Amendment to the A.T. Massey Coal Company, Inc. Supplemental Benefit Plan.

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